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                                                                    EXHIBIT 10.3


                             DATED October 27, 2000



                                (1) TOLERRX, INC.

                          (2) PROFESSOR HERMAN WALDMANN



                              Consulting Agreement

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THIS CONSULTING AGREEMENT ("Agreement") is entered into as of October 27, 2000
("Effective Date") by and between TolerRx, Inc., a Delaware corporation having its principal place of business at 84 Berkeley St, Boston, Massachusetts, 02116, USA ("Company"), and Herman Waldmann of 4 Apsley Road, Oxford OX27QY. United Kingdom ("Consultant").

1.   CONSULTING SERVICES

     1.1 Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby retains the Consultant, and the Consultant hereby agrees to provide to the Company the Consulting Services defined in Section 1.2. In rendering the Consulting Services hereunder, the Consultant shall act solely as an independent contractor, and this Agreement shall not be construed to create any employee/employer or principal/agent relationship between the Consultant and the Company.

     1.2 During the Term (as defined in Section 4.1 below) of this Agreement, it is hereby acknowledged and agreed by the Company and the Consultant that the Consultant's consulting services (the "Consulting Services") shall be: (i) chairing and attending meetings of the Company's Scientific Advisory Board no less than 4 times per year and no more than 6 times per year, (ii) serving as a nonexecutive member of the Board of Directors, and (iii) such consulting and technical advisory services as shall be reasonably requested from time to time by the President or the Board of Directors of the Company in the field of investigation and commercial development of therapies with the intended purpose of inducing immunotolerance using antibodies against antigens CD4 and CD8 and the regulatory mechanisms associated with these forms of immunotolerance ("the Field"). This Field may be changed or expanded through a written amendment to this Agreement and subject to the consent of the Consultant's employer, the University of Oxford.

     1.3 During the Term of this Agreement, the Consultant will devote the time equivalent of fifteen (15) working days per year (which includes time spent in attendance at Scientific Advisory Board meetings and up to ten (10) visits to the Company) in the performance of the Consulting Services.

     1.4 The Consultant shall provide the Consulting Services hereunder at such times and locations as are mutually agreed upon by the Consultant and the Company; provided, however, that the Consultant shall not provide such Consulting Services at the University of Oxford, or at the offices or facilities of any future employer of the Consultant, or of any other person to whom the Consultant provides consulting services, unless otherwise specified in any development agreement, license agreement or other agreement between the Company, on one hand, and the University of Oxford or such other employer or person, on the other hand, or unless the parties agree otherwise.

     1.5 It is understood and agreed that, during the Term and subject to the provisions of Section 10, the Consultant may not be involved in any capacity in other businesses, endeavours and undertakings, except for his consulting relationships

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            with Millennium Pharmaceuticals, Inc., Nextran, Inc. and any venture capitalist companies or firms and except for his employment role at the University of Oxford, and provided that the Consultant may be involved with not-for-profit organisations and professional societies and may allocate time to academic appointments. In addition the Company agrees that the Consultant shall be allowed until 31 December 2000 to terminate his consultancies with Peptor, Ltd. and XTL Pharmaceuticals and the period until 31 December 2001 to terminate his consultancy with Xoma Corporation.

     1.6 It is hereby expressly acknowledged and agreed by the Company and the Consultant that, in determining and mutually agreeing upon the times and locations for the performance by the Consultant of his consulting services to the Company, due consideration shall be given to the Consultant's commitments to the University of Oxford or any future employer of the Consultant or to any of the other permitted activities referred to in Section 1.5. The Company shall use its best efforts to schedule such times and locations so as to avoid any conflict with the Consultant's obligations to the University of Oxford or any future employer of the Consultant or any of such other business endeavours or undertakings and in relation to the Consultant's obligations to the University of Oxford, those obligations shall take precedence over obligations to the Company.

2.   COMPENSATION

     2.1 Subject to the provisions of this Section 2.1, the Company shall, so long as the Consultant is providing the Consulting Services to the Company under this Agreement, pay the Consultant a consulting fee in an amount equal to $80,000.00 per year (the "Consulting Fee") which amount is to be paid in arrears in equal quarterly instalments, commencing within thirty days of the Company receiving proceeds from a debt, convertible debt or equity financing of not less than $2,000,000.

     2.2 The company will not withhold any tax or Social Security payments due from the Consultant to any governmental taxing authority. The Consultant hereby agrees that he or she will promptly pay all taxes and fees upon the income he or she has earned from the Company, and will indemnify and hold the Company harmless against the claims of any governmental taxing authority made in connection with the revenue derived by the Consultant under this Agreement.

     2.3 Except for the Consulting Fee provided for under this Section 2 (payment of which is subject to the provisions of Section 2.1) and the expense reimbursement provided pursuant to Section 3, the Company shall have no obligation to provide any other compensation to the Consultant with respect to the Consulting Services rendered by the Consultant to the Company.

3.   EXPENSES

     The Company shall reimburse the Consultant for any actual expenses incurred by the Consultant while rendering the Consulting Services under this Agreement so long as such expenses are reasonable and necessary, appropriately documented, and, where feasible, approved in advance by the Company.

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4.   TERM; TERMINATION

     4.1 This Agreement shall take effect as of the Effective Date and shall continue thereafter in full force and effect until terminated in accordance with the provisions of Section 4.2-4.3 or otherwise provided that permission for the continuance of this Agreement must be obtained from the Consultant's employer in advance on an annual basis and failure to obtain such permission shall result in termination of this Agreement on the day before the next anniversary of this Agreement. For the purposes of this Agreement, the period commencing on the Effective Date and ending on the effective date of termination shall be referred to as the "Term". The Consultant shall begin providing the Consulting Services to the Company on the Effective Date.

     4.2 This Agreement and the Consulting Services provided by the Consultant hereunder shall terminate immediately upon the Consultant's death (but without prejudice to any accrued rights of the Consultant).

     4.3 This Agreement and the Consulting Services provided by the Consultant hereunder may be terminated at any time by either the Consultant or the Company for any reason or no reason by giving at least thirty (30) days' prior written notice of termination to the other party.

     4.4 The provisions of Sections 5, 6.1, 6.3, 7, 8, 9, 10, 11 and 12 shall survive the termination of this Agreement.

5.   CONFIDENTIAL INFORMATION

     5.1 For purposes of this Agreement, the term "Confidential Information" shall mean (i) confidential information, knowledge or data of the Company; (ii) trade secrets of the Company; and (iii) any other information of the Company disclosed to the Consultant or to which the Consultant is given access by the Company during the Term. Without limiting the generality of the foregoing, the term Confidential Information shall include

            5.1.1 all inventions, improvements, developments, ideas, processes, prototypes, plans, drawings, designs, models, formulations, specifications, methods, techniques, shop-practices, discoveries, innovations, creations, technologies, formulae, algorithms, data, computer databases, reports, laboratory notebooks, papers, writings, photographs, source and object codes, software programs, other works of authorship, know-how, patents, trademarks and copyrights (including all records pertaining to any of the foregoing), whether or not reduced to writing and whether or not patented or patentable or registered or registrable under patent, copyright, trademark or similar statute, that are owned by the Company or that are required to be assigned to the Company by any person, including, without limitation, any employee or consultant of the Company, or that are licensed to the Company by any person (collectively, "Inventions");

            5.1.2 information regarding the Company's plans for research and development or for new products;

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            5.1.3   engineering or manufacturing information proprietary to the
                    Company or any of its operations or products;

            5.1.4 information regarding regulatory matters concerning the Company;

            5.1.5 information regarding any acquisition or strategic alliance effected by the Company or any proposed acquisition or strategic alliance being considered by the Company;

            5.1.6 information regarding the status or outcome of any negotiations engaged in by the Company;

            5.1.7 information regarding the existence or terms of any contract entered into by the Company;

            5.1.8 information regarding any aspect of the Company's intellectual property position;

            5.1.9   information regarding prices or costs of the Company;

            5.1.10 information regarding any aspect of the Company's business strategy, including, without limitation, the Company's marketing, selling and distribution strategies;

            5.1.11  information regarding customers or suppliers of the Company;

            5.1.12 information regarding the skills, compensation and other terms of employment or engagement of the Company's employees and consultants;

            5.1.13 business plans, budgets, unpublished financial statements and unpublished financial data of the Company;

            5.1.14 information regarding marketing and sales of any actual or proposed produce or services of the Company; and

            5.1.15 any other information that the Company may designate as confidential.

            Provided that it shall be the Company's responsibility to ensure that it has in place and enforces its own systems for maintenance of confidentiality in its Confidential Information and that such Confidential Information is not disclosed to the Consultant except to the extent reasonably necessary to enable him to perform the Consulting Services.

     5.2 The Consultant acknowledges that, except to the extent otherwise provided in this Section 5.2 or in Section 5.4, all Confidential Information disclosed to or acquired by the Consultant may be a valuable, special, and unique asset of the Company and is to be held in trust by the Consultant for the Company's sole benefit. Except as otherwise provided in this Section 5.2 or in Section 5.4, the Consultant shall use all reasonable endeavours not to, at any time during or after the Term, use for himself or others, or disclose or communicate to any person for any reason, any Confidential Information without the prior written consent of the Company. Notwithstanding anything in this Section 5.2 to the contrary, it is

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            understood that, (i) except to the extent otherwise expressly prohibited by the Company the Consultant may disclose or use Confidential Information in performing the Consulting Services and
            (ii) the Consultant may disclose any Confidential Information pursuant to a request or order of any court or governmental agency, provided that, if permitted or not prohibited, the Consultant promptly notifies the Company of any such request or order and provides reasonable co-operation (at the Company's expense) in the efforts, if any, of the Company to contest or limit the scope of such request or order.

     5.3 The Consultant acknowledges and agrees that the Company has received, and may receive in the future, confidential or proprietary information from third parties ("Third Party Confidential Information") subject to a duty on the Company's part to maintain the confidentiality for such Third Party Confidential Information and to use it only for certain limited purposes. During the Term and thereafter and provided that such Third Party Confidential Information is clearly identified to him prior to its disclosure by the Company, the Consultant shall hold Third Party Confidential Information in the strictest confidence and will not use or disclose to anyone any Third Party Confidential Information, unless expressly authorised in writing by the Company or unless otherwise provided below in this Section 5.3 or in Section 5.4. Notwithstanding anything in this Section 5.3 to the contrary, it is understood that,
            (i) except to the extent otherwise expressly prohibited by the Company, the Consultant may disclose or use Confidential Third Party Information in performing his Consulting Services for the Company but only to the extent required or reasonably necessary for the performance of such Consulting Services in the ordinary course and within the scope of his Consulting Services and (ii) the Consultant may disclose any Third Party Confidential Information pursuant to a request or order of any court or governmental agency, provided that, if permitted or not prohibited, the Consultant promptly notifies the Company of any such request or order and provides reasonable co-operation (at the Company's expense) in the efforts, if any, of the Company to contest or limit the scope of such request or order.

     5.4 The Consultant's obligations under Sections 5.2 and 5.3 not to use, disclose or communicate Confidential Information or Third Party Confidential Information to any person without the prior written consent of the Company shall not apply to any Confidential Information or Third Party Confidential Information which (i) is or becomes publicly known under circumstances involving no breach by the Consultant of this Agreement or (ii) was or is approved for release by the Board or an authorised representative of the Company or (iii) is known to the Consultant before the Effective Date, and not impressed already with any obligation of confidentiality to the Company; or (iv) is independently developed by the Consultant; or
            (v) is obtained by the Consultant from a third party in circumstances where the Consultant has no reason to believe that there has been a breach of an obligation of confidentiality owed to the Company.

6.   NO IMPROPER DISCLOSURE OR USE OF MATERIALS

     6.1 The Consultant shall not improperly use or disclose to or for the Company's benefit any confidential information or trade secrets of
            (i) any former, current or future employers, (ii) any person to whom the Consultant has previously provided or currently provides consulting services or (iii) any other person to

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            whom the Consultant owes an obligation of confidentiality. The
            Consultant shall not bring onto the premises of the Company any unpublished documents or any property belonging to any person referred to in any of the foregoing clauses (i), (ii) and (iii) unless consented to in writing by such person. Without limiting be generality of the foregoing, the Consultant shall not disclose to the Company, and shall not use for the Company's benefit, any information relating to or arising out of his work conducted at the University of Oxford, or utilising the funds, personnel, facilities, materials or other resources of the University of Oxford, until such information has been published; provided, however, that the foregoing shall not apply to any and all such information to the extent that the Company shall be legally entitled to such information pursuant to any license granted by the University of Oxford's subsidiary company Isis Innovation Limited to the Company.

     6.2 The Consultant agrees that any property situated on the Company's premises, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

     6.3 The Consultant will promptly deliver to the Company, upon the termination of the Consultant's Consulting Services to the Company or, if earlier, upon the request of the Company, all documents and other tangible media (including all originals, copies, reproductions, digests, abstracts, summaries, analyses, notes, notebooks, drawings, manuals, memoranda, records, reports, plans, specifications, devices, formulas, storage media, including software, and computer printouts) in the Consultant's actual or constructive possession or control that contain, reflect, disclose or directly relate to any Confidential Information, Third Party Confidential Information, Assigned Inventions or Proprietary Rights. The Consultant will destroy any related computer entries on equipment or media not owned by the Company.

7.   INVENTIONS; ASSIGNMENT

     7.1 For purposes of this Agreement, the term "Assigned Inventions" (subject to the provisions of Section 7.3) shall mean any and all Inventions that (i) are made, conceived, invented, discovered, originated, authored, created, learned or reduced to practice by the Consultant, either alone or together with others, in the course of rendering his Consulting Services hereunder regardless of whether or not such Inventions were made, conceived, invented, discovered, originated, authored, created, learned or reduced to practice by the Consultant at the Company's facilities or during regular business hours or utilising resources of the Company or (ii) arise out of or are based upon any Confidential Information or Third Party Confidential Information. Notwithstanding the foregoing, the term Assigned Inventions shall expressly exclude any Inventions in relation to which any work is carried out at the university of Oxford or using facilities or resources of the University of Oxford. For purposes of this Agreement, the term "Proprietary Rights" shall mean any and all rights under or in connection with any patents, patent applications, copyrights, copyright applications, mask works, trade secrets and other intellectual property rights with respect to Assigned Inventions.

     7.2 The Consultant hereby agrees to hold any and all Assigned Inventions and Proprietary Rights in trust for the sole right and benefit of the Company and such

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            other person or persons as the Company shall designate in writing, and the Consultant hereby assigns to the Company and such other person or persons as the Company shall designate in writing all of his right, title and interest in and to any and all Assigned Inventions and Proprietary Rights. The Consultant agrees to give the Company prompt written notice of any Assigned Invention or Proprietary Rights and agrees to execute such instruments of transfer. assignment, conveyance of confirmation and such other documents as the Company may request to evidence, confirm or perfect the assignment of all of the Consultant's right, title and interest in and to any Assigned Invention or Proprietary Rights pursuant to the foregoing provisions of this Section 7.2. The Consultant hereby waives to the Company any and all claims of any nature whatsoever that the Consultant may now or hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company. The obligations of the Consultant under this Section are without prejudice, and are in addition to, any other obligations or duties of the Consultant, imposed by the applicable law of this Contract, to assign to the Company all Assigned Inventions and all Proprietary Rights.

     7.3 Notwithstanding anything expressed or implied in Section 7.1 or 7.2 to the contrary, it is hereby understood and agreed that the Consultant is not assigning, and has not agreed to assign, to the Company pursuant to this Section 7, and that the term "Assigned Inventions" shall not include, any right, title or interest in and to any inventions, improvements, developments, ideas, innovations, discoveries, designs, creations, processes, methods, techniques, technologies, prototypes, models, plans, formulations, specifications, shop-practices, formulas, algorithms, data, drawings, reports, writings, laboratory notebooks, source and object codes, software programs, other works of authorship, product names or marks, marketing materials or programs and know-how (including all records pertaining to any of the foregoing). Whether or not reduced to writing and whether or not patentable or registrable under patent, copyright, trademark or similar statues, that are made, conceived, invented, discovered, originated, authored, created, learned or reduced to practice by the Consultant, either alone or together with others, in the course of his research activities at the University of Oxford or any other third party or through the use of funds, personnel, facilities, materials or other resources of the University of Oxford or any other third party. The Company hereby expressly acknowledges and agrees that the Consultant may have a preexisting obligation to assign to the University of Oxford all of his rights to any and all of the items referred to above in this Section 7.3.

     7.4 At the request and expense of the Company, the Consultant will assist the Company in every proper way (including, without limitation, by executing patent applications and assignments of patents or copyrights) to obtain and enforce in any country in the world Proprietary Rights relating to any or all Assigned Inventions. The Consultant's obligation under this Section 7.4 shall continue beyond the Term. If and to the extent that, at any time after the Term, the Company requests assistance from the Consultant with respect to obtaining and enforcing in any country in the world any Proprietary Rights relating to Assigned Inventions, the Company shall, in addition to bearing expenses, compensate the Consultant at a reasonable rate for the time actually spent by the Consultant on such assistance.

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     7.5    By this Agreement, the Consultant hereby irrevocably constitutes and appoints the Company as his attorney-in-fact for the purpose of executing, in the Consultant's name and on his behalf, (i) such instruments or other documents as may be necessary to evidence, confirm or perfect any assignment pursuant to the provisions of this
            Section 7 or (ii) such applications, certificates, instruments or documents as may be necessary to obtain or enforce any Proprietary Rights in any country of the world. This power of attorney is coupled with an interest on the part of the Company and is irrevocable provided that the Company shall give the Consultant prior written notice of any such execution in his name or on his behalf.

     7.6 Without the prior written consent of the Company, the Consultant shall not, at any time, file any patent or copyright application with respect to, or claiming, any Assigned Inventions.

8.   AGREEMENT NOT TO COMPETE

     8.1 In view of the nature of the business of the Company and the need of the Company to maintain its competitive advantage in the industry, the Consultant agrees that, during the Restricted Period (as defined in Section 8.2), the Consultant shall not, directly or indirectly, within the United States of America or its Territories or Possessions or within any other country in the world, engage in, own an interest in (except as a holder of no more than one per cent (1%) of the shares of any publicly traded corporation), be employed by, consult for, act as an advisor to, or otherwise in any way participate in or become associated with, any Competitive Business (as defined in Section 8.2) or any corporation, partnership, limited liability company, business, enterprise, venture or other person or entity that is engaged or participates in any Competitive Business (each, a "competitive Business Entity"), unless, in each case, the Consultant shall have given notice to the Board of Directors of the Company of his intention to be employed by, consult for, act as an advisor to, or otherwise in any way participate in or become associated with, any Competitive Business or any Competitive Business Entity and the Board of Directors of the Company shall have approved the Consultant's relationship with or engagement in such Competitive Business or Competitive Business Entity; provided, however, that nothing in this Section 8 shall be construed to limit the ability of the Consultant to be employed by, to conduct research for, or to engage in research-related activities for, the University of Oxford or any sponsor of any research carried out by the University of Oxford. During the Restricted Period, the Consultant also shall not solicit, or arrange to have any other person or entity solicit, any person or entity engaged by the Company as an employee, customer or supplier of, or consultant or advisor to, the Company to terminate such party's relationship with the Company.

     8.2 For purposes of this Section 8, the following terms shall have the meanings provided therefore below:

            "Competitive Business" shall mean any business that involves the research, development or commercialisation of any products in the Field.

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            "Restricted Period" shall mean the period commencing on the
            Effective Date and ending on the second anniversary of the effective date of the termination of the Consulting Services.

     8.3 The time periods provided for in this Section 8 shall be extended for a period of time equal to any period of time in which the Consultant shall be in violation of any provision of this Section 8 and any period of time required for litigation to enforce the provisions of this Section 8. If at any time the provisions of this
            Section 8 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 8 shall be considered divisible and scope of activity shall be as determined to be reasonable by the court of other body having jurisdiction over the matter; and the Consultant agrees that this Section 8, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

9.   NO USE OF NAME, ETC.

     9.1 Without the prior written consent of the Company, the Consultant shall not, at any time, use, for himself or on behalf of any other person, any name that is identical or similar to or likely to be confused with the name of the Company or any product or service produced or provided by the Company. Without the prior written consent of the Company, the Consultant shall not, at any time after the termination of the Consultant's Consulting Services to the Company, directly or indirectly represent himself, whether on his behalf or on behalf of any other person, as then being in any way connected or associated with the Company.

     9.2 Without the prior written consent of the University of Oxford, the Company shall not, at any time, use, for itself or on behalf of any other person, any name or logo or mark that is identical or similar to or likely to be confused with the name of the University of Oxford, whether or not such use is in conjunction with the name of the Consultant. The provisions of this Section 9.2 are intended to confer a right on the University of Oxford pursuant to the Contacts (Rights of Third Parties) Act 1999 and may not be amended without the prior written consent of the University of Oxford.

10.  NO CONFLICTING OBLIGATION

     The Consultant represents that he is free to enter into this Agreement and that his performance of all of the terms of this Agreement and of all of his duties as a consultant to the Company do not and will not breach (a) any agreement to keep information acquired by the Consultant in confidence or in trust, (b) any agreement to assign to any third party inventions made by the Consultant or (c) any agreement not to compete against the business of any third party. The Consultant further represents that he has not made and will not make any agreements in conflict with this Agreement. The Consultant hereby further represents to the Company that he has provided to the Company true, correct and complete copies of (i) all relevant sections of written agreements between the Consultant and the University of Oxford and (ii) any written documents known to the Consultant that set forth the rights and responsibilities of, or the restrictions imposed upon, faculty members of the University of Oxford with respect to the involvement by such faculty members in consulting activities outside of the University of Oxford.

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11.  LIABILITY

     The liability of either party for any breach of this Agreement, or arising in any other way out of the subject matter of this Agreement, will not extend to loss of business or profit or any incidental or consequential damages or losses. In any event, the Company accepts and agrees that the Consultant's maximum liability under or otherwise in connection with this Agreement or its subject matter shall not exceed the amount of the compensation which he has received under section 2.

12.  MISCELLANEOUS

     12.1 ENTIRE AGREEMENT. This Agreement represents the entire Agreement of the parties with respect to the arrangements contemplated hereby. No prior agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement. This Agreement may be amended only by a written instrument executed in one or more counterparts by the parties.

     12.2 WAIVER. No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

     12.3 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be assigned by the Company to any affiliate of the Company and to a successor of its business to which this Agreement relates (whether by purchase of otherwise). "Affiliate of the Company" means any person which directly or indirectly, controls or is controlled by or is under common control with the Company and, for the purposes of this definition, "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another whether through the ownership or voting securities or holding of office in another, by contract or otherwise. The Consultant may not assign or transfer any or all of his rights or obligations under this Agreement.

     12.4 Except as stated in clauses 1.6, 6.1, 7.1, and 9.2 (which are intended to be enforceable by the University of Oxford and which may not be amended or affected by any other amendment or any term to this Agreement without the prior written consent of the University of Oxford), the parties to this Agreement do not intend that by virtue of the Contracts (Rights of Third Parties) Act 1999 any of the terms of this Agreement should be enforceable by a person who is not a party to it.

     12.5 NOTICES. Any notices required or permitted hereunder shall be given to the recipient in person or shall be delivered to such recipient at the address which

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            appears above or at such other address as the recipient shall specify in writing or, in the case of the University of Oxford to:

                  The Director,
                  Research Services Office
                  University of Oxford
                  University Offices
                  Wellington Square
                  Oxford
                  OX1 2JD

            Such notice shall be deemed given upon delivery to the recipient in person or upon personal delivery to the recipient's appropriate address or, if sent by certificate or registered mail, three days after the date of mailing.

     12.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of England and the English Courts shall have exclusive jurisdiction to hear any matters arising at, or in connection with this Agreement. Section headings of this Agreement are for reference only and shall not affect its interpretation. In the event that any provision of this Agreement should be held unenforceable by a court of competent jurisdiction, such court is hereby authorised to amend such provision so as to be enforceable to the fullest extent permitted by law, and all remaining provisions shall continue in full force without being impaired or invalidated in any way.

     12.7 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one agreement binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

     12.8 ACKNOWLEDGEMENT. THE CONSULTANT UNDERSTANDS THAT THIS AGREEMENT AFFECTS HIS RIGHTS TO ASSIGNED INVENTIONS, AND RESTRICTS CONSULTANTS RIGHTS TO DISCLOSE OR USE CONFIDENTIAL INFORMATION OR THIRD PARTY CONFIDENTIAL INFORMATION OR TO COMPETE WITH THE COMPANY DURING THE RESTRICTED PERIOD.

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IN WITNESS WHEREOF, the parties have signed this Agreement as of the date written above intending it to take effect as a sealed instrument.


SIGNED for and on behalf of
TOLERRX, INC.


By:       /s/ Douglas J. Ringler
   -----------------------------------
Douglas J. Ringler, President


CONSULTANT

     /s/ Herman Waldmann
--------------------------------------
Herman Waldmann